Exhibit 24


The Board of Directors
Beckman Instruments, Inc.:


We consent to incorporation by reference in the registration statements (nos. 33-31573, 33-31862, 33-41519, 33-51506, 33-55778,
33-66990 and 33-66988) on Form S-8 of Beckman Instruments, Inc. of our report dated January 19, 1995, relating to the consolidated balance sheets of Beckman Instruments, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1994, which report appears in the December 31, 1994 annual report on Form 10-K of Beckman Instruments, Inc.

Our report refers to the adoption of the Financial Accounting
Standards Board's Statement of Financial Accounting Standards No.
112, "Employers' Accounting for Postemployment Benefits", in 1994 and Statement of Financial Accounting Standards No. 109,
"Accounting for Income Taxes", and Statement of Financial
Accounting Standards No. 106, "Employers' Accounting for
Postretirement Benefits Other Than Pensions", in 1993.



                                                      KPMG PEAT MARWICK LLP

Orange County, California
February 3, 1995